Exhibit 99.1

FOR IMMEDIATE RELEASE

SABRA HEALTH CARE AND CARE CAPITAL PROPERTIES TO COMBINE IN $7.4 BILLION TRANSACTION TO CREATE A PREMIER HEALTHCARE REIT

Combined company to have a diversified portfolio of 564 investments across 43 states and Canada

Transaction expected to be immediately accretive

Credit enhancing to all stakeholders

IRVINE, Calif. and CHICAGO, Illinois, May 7, 2017 (GLOBE NEWSWIRE) – Sabra Health Care REIT, Inc. (Nasdaq: SBRA, Nasdaq: SBRAP) and Care Capital Properties, Inc. (NYSE: CCP) announced today that they have entered into a definitive agreement pursuant to which the two companies will combine in an all-stock merger to create a premier healthcare REIT. The combined company is expected to have a pro forma total market capitalization of approximately $7.4 billion and an equity market capitalization of approximately $4.3 billion.

Under the terms of the agreement, CCP shareholders will receive 1.123 shares of Sabra common stock for each share of CCP common stock they own. Upon closing of the merger, Sabra shareholders are expected to own approximately 41% and the former CCP shareholders are expected to own approximately 59% of the combined company. The merger is subject to customary closing conditions, including receipt of the approval of both Sabra and CCP shareholders. The parties currently expect the transaction to close during the third quarter of 2017. The all-stock merger is intended to be a tax-free transaction.

TRANSACTION HIGHLIGHTS

The merger of Sabra and CCP creates significant financial and operational benefits:

•	Creates a premier healthcare REIT: The merger brings together two high quality companies with complementary properties creating a unique healthcare portfolio of 564 investments. The combined company will have 70 high quality relationships across 43 states and Canada, creating enhanced growth opportunities to strategically partner with top operators.

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Increased diversification and scale: The combination of Sabra’s and CCP’s portfolios will significantly improve both REITs’ tenant diversification by operator, geography and asset type. No one tenant will represent more than 11% of the annualized net operating income of the combined company after giving effect to Sabra’s previously announced Genesis dispositions and CCP’s previously announced closing on the behavioral hospitals.

•	Outstanding credit metrics and cost of capital advantage: The combined company expects to have modest leverage, excellent liquidity and strong fixed charge coverage, with pro forma investment grade credit metrics. Sabra and CCP believe the greater scale will promote investor interest and increased shareholder liquidity, positioning the combined company to benefit from a more attractive cost of capital, allowing it to successfully compete for future investment opportunities.

•	Immediately accretive: The merger is expected to generate annual cost savings of approximately $20 million. The transaction is expected to be immediately accretive to Sabra’s FFO and AFFO per share and provide the combined company with an attractive earnings growth profile. CCP shareholders will gain immediate benefits through the exchange ratio and improved opportunity for superior shareholder returns through increased growth in the combined company.

•	Poised for growth and value creation: The transaction adds to both REITs’ stable asset bases, and positions the combined company to create a balanced portfolio in the assisted living, independent living and skilled nursing facility asset classes. The more extensive asset base gives the combined company additional flexibility to recycle capital and actively manage the portfolio without sacrificing earnings growth.

•	Attractive dividend: On a combined basis the dividend will be well covered and be an important and attractive part of the overall shareholder return.

Rick Matros, CEO and Chairman of Sabra stated: “We are excited to announce this transformative transaction that brings together two highly complementary portfolios in a merger we believe to have considerable benefits for all stakeholders. We have reshaped, diversified and enhanced the Sabra portfolio and this transaction represents a logical and substantial next step on that journey. Our balance sheet and access to capital will enable us to continue investing in senior housing assets to balance our portfolio mix, as we did after our spin-off. The increased scale and portfolio diversification, strengthened balance sheet and earnings profile delivered through the merger position us to capitalize on the opportunity set in front of us in an industry that continues to have attractive fundamentals.”

Raymond Lewis, CEO of CCP stated: “This is an outstanding outcome for the shareholders of both companies. Since becoming a public company in August of 2015, CCP has worked hard to reposition our portfolio for success and growth with strategic operators. The combined company will have a diversified portfolio of quality operators and assets, with strong free cash flow, a rock solid balance sheet and a highly competitive cost of capital. This solid foundation will enable it to compete and win in the dynamic and growing healthcare real estate market. Rick and his team have a strong track record of delivering on their commitments and producing results and I look forward to supporting them as they continue with this exciting next step.”

LEADERSHIP AND ORGANIZATION

The current management team of Sabra will lead the combined company, with Rick Matros to serve as Chairman and CEO, Harold Andrews as CFO and Talya Nevo-Hacohen as CIO. The Sabra Board of Directors will be expanded to 8 members, adding CCP’s current CEO Raymond Lewis and two additional directors from CCP. Upon completion of the merger, the company will operate under the Sabra name and its common stock will be listed under the ticker symbol SBRA (NASDAQ). The company will be headquartered in Irvine, California.

ADVISORS

UBS Investment Bank is acting as financial advisor to Sabra and O’Melveny & Myers LLP and Fried, Frank, Harris, Shriver & Jacobson LLP are acting as legal advisors to Sabra. BofA Merrill Lynch is acting as lead financial advisor and Barclays is acting as financial advisor to CCP. Sidley Austin LLP is acting as legal advisor to CCP.

CONFERENCE CALL AND WEBCAST

The companies will host a conference call with a simultaneous webcast on Monday, May 8, 2017 at 8:30am EDT to discuss the merger. Participants will include Sabra’s Chief Executive Officer and Chairman Rick Matros, Sabra’s Chief Financial Officer Harold W. Andrews Jr., Sabra’s Chief Investment Officer Talya Nevo-Hacohen, CCP’s Chief Executive Officer Raymond J. Lewis and CCP’s Chief Financial Officer Lori B. Wittman. The conference call can be accessed by dialing (888) 286-2314 and entering the passcode SABRA. The webcast URL is http://edge.media-server.com/m/p/dp7isfr4. CCP will not be holding their earnings conference call previously scheduled for May 9, 2017.

A replay of the conference call will also be available for 30 days following the call, by dialing (888) 203-1112 and entering the passcode 4977559. An investor presentation regarding the transaction, a transcript of the call and the webcast replay, including a podcast format, will be posted when available on the respective companies’ websites under the Investor Relations section.

ABOUT SABRA

Sabra Health Care REIT, Inc. (NASDAQ:SBRA), a Maryland corporation, operates as a self-administered, self-managed real estate investment trust (a “REIT”) that, through its subsidiaries, owns and invests in real estate serving the healthcare industry. Sabra leases properties to tenants and operators throughout the United States and Canada.

ABOUT CCP

Care Capital Properties, Inc. is a healthcare real estate investment trust with a diversified portfolio of triple-net leased properties, focused on the post-acute sector. CCP’s skilled management team is fully invested in delivering excellent returns by forging strong relationships with shareholders, operators, and employees.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger of CCP with a wholly owned subsidiary of Sabra. In connection with the proposed merger, Sabra intends to file a registration statement on Form S-4 with the U.S. Securities and Exchange Commission (“SEC”), which will include a joint proxy statement/prospectus with respect to the proposed merger. After the registration statement is declared effective, Sabra and CCP will each mail the definitive joint proxy statement/prospectus to their respective stockholders. The definitive joint proxy statement/prospectus will contain important information about the proposed merger and related matters. STOCKHOLDERS OF SABRA AND CCP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SABRA, CCP AND THE MERGER. Stockholders will be able to obtain copies of the joint proxy statement/prospectus and other relevant materials (when they become available) and any other documents filed with the SEC by Sabra and CCP for no charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Sabra with the SEC will be available free of charge on Sabra’s website at www.sabrahealth.com, or by directing a written request to Sabra Health Care REIT, Inc., 18500 Von Karman Avenue, Suite 550, Irvine, CA 92612, Attention: Investor Relations. Copies of the documents filed by CCP with the SEC will be available free of charge on CCP’s website at www.carecapitalproperties.com, or by directing a written request to Care Capital Properties, Inc., 191 North Wacker Drive, Suite 1200, Chicago, Illinois 60606, Attention: Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Sabra and CCP, and their respective directors and executive officers and certain other employees, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information concerning the ownership of Sabra securities by Sabra’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about Sabra’s directors and executive officers is also available in Sabra’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 25, 2017 as well as its Form 10-K filed with SEC for the year ended December 31, 2016. Information concerning the ownership of CCP securities by CCP’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5, and additional information about CCP’s directors and executive officers is also available in CCP’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on April 7, 2017 as well as its Form 10-K filed with SEC for the year ended December 31, 2016. Other information regarding persons who may be deemed participants in the proxy solicitation, including their respective interests by security holdings or otherwise, will be set forth in the joint proxy statement/prospectus relating to the proposed merger when it becomes available and is filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements about Sabra’s proposed merger with CCP, the expected impact of the proposed merger on Sabra’s financial results, Sabra’s ability to achieve the synergies and other benefits of the proposed merger with CCP and Sabra’s and CCP’s strategic and operational plans, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Forward-looking statements are based upon our current expectations and assumptions of future events and are subject to risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. Some of the risks and uncertainties that could cause actual results to differ materially include, but are not limited to: the possibility that the parties may be unable to obtain required stockholder approvals or regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the potential adverse effect on tenant and vendor relationships, operating results and business generally resulting from the proposed transaction; the proposed transaction will require significant time, attention and resources, potentially diverting attention from the conduct of Sabra’s business; the amount of debt that will need to be refinanced or amended in connection with the proposed merger and the ability to do so on acceptable terms; changes in healthcare regulation and political or economic conditions; the anticipated benefits of the proposed transaction may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. Additional information concerning risks and uncertainties that could affect Sabra’s business can be found in Sabra’s filings with the Securities and Exchange Commission, including Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2016. Additional information concerning risks and uncertainties that could affect CCP’s business can be found in CCP’s filings with the Securities and Exchange Commission, including Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2016.

We undertake no obligation to revise or update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

CONTACT:

Investor & Media Inquiries: 1-888-393-8248 or investorinquiries@sabrahealth.com, and

Lori Wittman

Executive Vice President and Chief Financial Officer

Care Capital Properties, Inc.

1-312-881-4702

lwittman@carecapitalproperties.com

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